                                                                  Exhibit 3.19

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                              AMENDED AND RESTATED
                                  AGREEMENT OF
                               LIMITED PARTNERSHIP

                                       of

                            BELLE OF SIOUX CITY, L.P.

                                  by and among

                              IOWA GAMING COMPANY,

                               as General Partner,

                                       and

                              ARGOSY OF IOWA, INC.

                               as Limited Partner

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








                                TABLE OF CONTENTS
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                                                                                                               PAGE
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ARTICLE I                DEFINITIONS..............................................................................1
   1.1  Definitions...............................................................................................1

ARTICLE II               THE PARTNERSHIP..........................................................................7
   2.1  Continuation of the Partnership...........................................................................7
   2.2  Partnership Name..........................................................................................7
   2.3  Purposes..................................................................................................7
   2.4  Partnership Powers........................................................................................7

ARTICLE III              PRINCIPAL OFFICE.........................................................................8

ARTICLE IV               TERM.....................................................................................8

ARTICLE V                CAPITAL CONTRIBUTIONS....................................................................8
   5.1  General Partner...........................................................................................8
   5.2  Limited Partner...........................................................................................8
   5.3  Additional Financing......................................................................................8
   5.4  Additional Capital Contributions..........................................................................9
   5.5  Interest..................................................................................................9

ARTICLE VI               CAPITAL ACCOUNTS; ALLOCATIONS OF INCOME, PROFITS AND LOSSES..............................9
   6.1  Capital Accounts..........................................................................................9
   6.2  Withdrawal of Capital.....................................................................................9
   6.3  Allocation of Profits and Losses..........................................................................9
   6.4  Special Allocations......................................................................................10
   6.5  Allocations in Case of Transfers or Admissions...........................................................11
   6.6  Tax Allocations..........................................................................................12

ARTICLE VII              ACCOUNTING AND TAX MATTERS..............................................................12
   7.1  Fiscal and Tax Years.....................................................................................12
   7.2  Accounting Method........................................................................................12
   7.3  Tax Matters Partner......................................................................................12
   7.4  Tax Elections............................................................................................13
   7.5  Tax Returns..............................................................................................13
   7.6  Partnership Classification...............................................................................13

ARTICLE VIII             DISTRIBUTIONS...........................................................................13
   8.1  Determination of Cash Flow...............................................................................13
   8.2  Amounts and Time of Distribution.........................................................................14

ARTICLE IX               MANAGEMENT OF THE PARTNERSHIP...........................................................14
   9.1  Management; Management Agreement and Boat Lease..........................................................14
   9.2  Limitation on Powers.....................................................................................14
   9.3  Non-Participation in Management by Limited Partners......................................................14

                                     i

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                                              TABLE OF CONTENTS
                                                (continued)
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   9.4  Employees and Officers...................................................................................14
   9.5  Authority of the General Partner.........................................................................14
   9.6  Compliance with Commission Rules.........................................................................15

ARTICLE X                LIMITATION OF LIABILITY; INDEMNIFICATION................................................15
   10.1  Exoneration.............................................................................................15
   10.2  Indemnification.........................................................................................15
   10.3  Legal Expenses..........................................................................................15

ARTICLE XI               REIMBURSEMENT OF GENERAL PARTNER........................................................15
   11.1  Compensation and Expense Reimbursement of Partners......................................................15

ARTICLE XII              FINANCIAL STATEMENTS....................................................................16
   12.1  Audits..................................................................................................16
   12.2  Financial Statements....................................................................................16
   12.3  Partnership Books.......................................................................................16

ARTICLE XIII             RESTRICTIONS ON TRANSFERS OF INTERESTS..................................................16

ARTICLE XIV              NO WITHDRAWAL OR PARTITION BY A PARTNER.................................................17

ARTICLE XV               DISSOLUTION.............................................................................17
   15.1  Dissolution.............................................................................................17

ARTICLE XVI              LIQUIDATION AND DISTRIBUTION............................................................17
   16.1  Liquidating Partner.....................................................................................17
   16.2  Winding Up..............................................................................................17
   16.3  Distribution Following Liquidation......................................................................17

ARTICLE XVII             NO PARTNERSHIP OPPORTUNITY AND AFFILIATE TRANSACTIONS...................................18
   17.1  Other Business; Partnership Opportunity.................................................................18
   17.2  Affiliate Transactions..................................................................................19

ARTICLE XVIII            MISCELLANEOUS...........................................................................19
   18.1  Governing Law...........................................................................................19
   18.2  Events of Force Majeure.................................................................................19
   18.3  Title to Assets; Partition..............................................................................19
   18.4  Headings................................................................................................19
   18.5  Entire Agreement, Amendments and Waivers................................................................19
   18.6  Remedies................................................................................................20
   18.7  Further Assurances......................................................................................20
   18.8  Counterparts............................................................................................20
   18.9  Notices.................................................................................................20
   18.10  Confidentiality........................................................................................21
   18.11  No Third-Party Beneficiary.............................................................................21

                                                  ii
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                                              TABLE OF CONTENTS
                                                (continued)
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   18.12  Severability...........................................................................................21
   18.13  Successors and Assigns.................................................................................21


                                                  iii
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




                                  EXHIBIT LIST

       EXHIBIT
          A             Capital Contributions and Interests

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


                  THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (as amended from time to time, this "AGREEMENT"), effective as of July 26, 2000, by and between Iowa Gaming Company, an Iowa corporation (the "Company"), as its General Partner and Argosy of Iowa, Inc., an Iowa corporation ("IOWA SUB"), as its Limited Partner.

                           W I T N E S S E T H:

                  WHEREAS, the Company and Gamdev of Sioux City, Inc. f/k/a Sioux City Riverboat Corp., Inc., an Iowa corporation ("GSC") entered into an Agreement of Limited Partnership (the "ORIGINAL AGREEMENT") dated

December 1, 1994 to create the Partnership;

                  WHEREAS, GSC has sold all of its Interest in the Partnership to Iowa Sub pursuant to the Partnership Interest Purchase and Sale Agreement dated June 9, 2000 between the Company, Argosy Gaming Company, a Delaware corporation, Iowa Sub, GSC and Gaming Development Group, Inc., an Illinois corporation;

                  WHEREAS, the Company and Iowa Sub desire to amend and restate the Original Agreement in its entirety, and desire to reflect herein, among other things, (i) the admission of Iowa Sub as a Substitute Partner, as such term was defined in the Original Agreement, and (ii) certain other amendments to the Original Agreement to reflect the withdrawal of GSC from the Partnership.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

             1.1 Definitions. When used in this Agreement, the following terms shall have the meanings set forth below.

                  "ACT" means the Iowa Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statutes thereto.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean with respect to any Partner, the deficit balance, if any, in the Partner's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which the Partner is obligated to restore pursuant to Treasury Regulation Section 1.704-a(b)(2)(ii)(c), or is deemed obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "AFFILIATE" shall mean, with respect to any Partner (or with respect to any other individual or Entity whose affiliates are relevant for purposes of any of the provisions of this Agreement), any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Partner or any such person or Entity.

                  "AGREEMENT" has the meaning set forth in the opening paragraph.

                  "AFFECTED GAIN" has the meaning set forth in SECTION 6.4(G).

                  "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and Partnership items of income and gain and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Property distributed to such Partner.

                  (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and Partnership items of loss and deduction, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                  (c) In the event all or a portion of a Partner's Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                  (d) In determining the amount of any liability for purposes of the foregoing subparagraphs (i) and (ii), there shall be taken into account Code
Section 752(c) and any other applicable provisions of the Code and Regulations.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the General Partner may make such modification; provided that it is not likely to have a material effect on the amount distributed to any Partner pursuant to ARTICLE XVI hereof upon the dissolution of the Partnership.

                  "CAPITAL CONTRIBUTION" means, with respect to any Partner, the aggregate amount of any money and the Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Interest held by such Partner, less any liabilities assumed by the Partner in connection with any property or to which such property is subject.

                  "CASH FLOW", for any period, means the amount by which (i) the gross cash receipts of the Partnership from any source for such period (including, but not limited to, capital contributions, loans, receipts pursuant to casino operations or other Partnership operations, proceeds of the sale of any Partnership property, the net receipts derived from insurance payments, rents, damage recoveries, condemnation proceeds and any and all other cash receipts from any source, exceed (ii) (a) the aggregate of all cash disbursements for such period (including, but not limited to, any management fees paid to the General
Partner or any successor manager, capital items, interest, loan repayments, reasonably allocable expenses of the Manager directly related to the Partnership's business which are reimbursed to the Manager pursuant to the terms of the Management Agreement and Boat Lease and (b) amounts determined by the General Partner to be reasonable and customary reserves in accordance with Generally Accepted Accounting Principles for either future operating expenses or capital items for the Partnership; provided that any reserves over $250,000 in any year shall require the consent of the Limited Partner.

                  "CASINO" means the excursion boat gaming operations and related restaurants, bars, entertainment, parking facilities and other operations conducted at the Site.

                  "CERTIFICATE" means the Certificate of Registration filed with the Secretary of State of Iowa in accordance with the Act, as such Certificate may be amended from time to time.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  "COMMISSION" means the Iowa Racing and Gaming Commission.


                  "CONTROL" means the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any person having the right to select any such trustee shall be deemed to have control of such trust.

                  "DEBT DOCUMENTS" means the documents evidencing any borrowings of the Partnership.

                  "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero (0), Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner; and, provided further, however, to the extent that pursuant to SECTION 6.6(B) of this Agreement the "remedial allocation" method described in Regulations Section 1.704-3T is elected, Depreciation shall be determined in a manner consistent with such method.

                  "EMPLOYEE COSTS" has the meaning set forth in SECTION 9.4.

                  "ENTITY" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, cooperative or association.

                  "EVENT OF FORCE MAJEURE" means the occurrence of circumstances beyond a Partner's control, including, but not limited to, any act by any governmental authority, act of war, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo or prohibition imposed by any governmental body or agency having authority over such Partner.

                  "FISCAL YEAR" means the Partnership accounting year ending on December 31, except that in the final year of the Partnership, the Fiscal Year shall end on the later of (a) the date of dissolution and liquidation, or (b) the date of final distribution.

                  "GENERAL PARTNER" means any Person which (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement.

                  "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

                  (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5); (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets, including money, as consideration for an Interest in the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5); and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution (taking into account Code Section 7701(g)); and

                  (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and the definition of "Capital Account" hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the General Partner determines that an adjustment pursuant to the foregoing subparagraph
(ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of the foregoing subparagraphs (i), (ii) or (iv) such Gross Asset value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "INTEREST" means all of a Partner's economic rights and interests in the Partnership in the Partner's capacity as a Partner, all as provided in this Agreement, including, without limitation, any interest of such Partner in the total capital, profits and losses of the Partnership.

                  "LICENSE" means a license from the Iowa Racing and Gaming Commission to operate an excursion gambling boat on the Missouri River at Sioux City, Iowa.

                  "LIMITED PARTNER" means any Person (i) the name of which is set forth on EXHIBIT A attached hereto and designated as such or who is admitted to and has become a limited partner of the Partnership pursuant to the terms of this Agreement and (ii) holds an Interest. "Limited Partners" means all such persons in the event that there is more than one Limited Partner at any time.

                  "LIQUIDATING PARTNER" has the meaning set forth in SECTION
16.1.

                  "MANAGEMENT AND BOAT LEASE AGREEMENT" means that certain Management and Boat Lease Agreement by and between the Partnership and the General Partner dated as of December 1, 1994, as amended from time to time in accordance with the terms thereof.

                  "PARTNER" means each of the General Partner and the Limited Partner, any permitted successor to either of them, any transferee permitted under this Agreement and any other person who shall be admitted to the Partnership as a Partner in accordance with this Agreement. "Partners" means all such persons.

                  "PARTNER MINIMUM GAIN" has the same meaning as "partner nonrecourse debt minimum gain" set forth in Regulations Section 1.704-2(i)(2).

                  "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i).

                  "PARTNERSHIP" means the limited partnership governed by this Agreement.

                  "PARTNERSHIP OPPORTUNITY" means a business or other opportunity which relates to the Partnership's line of business and in which the Partnership has or would have an interest or a reasonable expectancy, which shall specifically include any riverboat or land-based gaming activity.

                  "PERCENTAGE INTEREST" means the percentage for each Partner as set forth in EXHIBIT A, as the same may be adjusted from time to time in accordance with this Agreement.

                  "PROFITS AND LOSSES" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iv) to the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation herein;

                  (vi) Partnership items of income, gain, loss and deduction that are specially allocated pursuant to SECTION 6.4 hereof shall not be taken into account; and

                  (vii) If any Partnership asset is distributed in kind, the Partnership shall be deemed to have realized Profit or Loss thereon in the same manner as if the Partnership had sold such asset for an amount equal to its fair market value (as determined by the General Partner) on the date of distribution.

                  "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated pursuant to the Code as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REGULATORY ALLOCATIONS" has the meaning set forth in
SECTION 6.4(f).

                  "SITE" means the certain real property located on or near the Missouri River and leased or purchased by the Partnership in connection with the operation of a casino and related activities, along with any additional or replacement property designated or sought by the Partnership for such operations, whether leased or purchased from the City or any other person or Entity.

                  "TAX MATTERS PARTNER" shall have the same meaning as ascribed to such term in Section 6231(a)(7) of the Code and the Regulations.

                  "TRANSFER" means, with respect to any Partner, a sale, conveyance, assignment, pledge, hypothecation, gift, encumbrance or other transfer or disposition of an Interest or any part thereof or any interest therein, or any action or attempt to effect the same.

                                   ARTICLE II
                                 THE PARTNERSHIP

     2.1 CONTINUATION OF THE PARTNERSHIP. The parties hereto hereby agree to continue the Partnership as a limited partnership pursuant to this Agreement and the Act. Any previous agreement for governance of the Partnership is hereby superceded in its entirety.

     2.2 PARTNERSHIP NAME. The name of the Partnership is Belle of Sioux City, L.P. The Partnership shall execute and file all such documents and take all such other actions as may be necessary to register such name in the State of Iowa and any other appropriate jurisdictions, whether state or local. The Partnership may also do business and own assets in or under any other name as the General Partner may determine and the General Partner shall execute, publish and/or file all assumed or fictitious names or other certificates as may be required by law.

     2.3 PURPOSES. The purpose of the Partnership is to (a) deploy and operate a riverboat or dockside gaming casino at or from the Site; (b) operate the Casino at or from the Site; and (c) do any and all things necessary thereto or associated with the Casino.

     2.4 PARTNERSHIP POWERS. The Partnership shall have all powers permitted by law to a limited partnership, including, without limitation, the power to do any act or thing and enter into any contract incidental to, or necessary, proper or advisable for, the operation of the Casino or the accomplishment or attainment of any purpose of the Partnership specified in this Agreement.

                                   ARTICLE III
                                PRINCIPAL OFFICE

                  The principal office of the Partnership shall be maintained at 501 Pierce Street, Sioux City, Iowa 51101 or such other location or locations as the General Partner from time to time may select.

                                   ARTICLE IV
                                      TERM

                  The term of the Partnership commenced on the date on which the Certificate was filed in the office of the Secretary of State of Iowa in accordance with the Act and shall continue until December 31, 2014, unless (a) extended by written agreement of the Partners or (b) earlier terminated pursuant to ARTICLE XV.

                                   ARTICLE V
                              CAPITAL CONTRIBUTIONS

     5.1 GENERAL PARTNER. The name, address, Capital Contribution and Percentage Interest of the General Partner is set forth on EXHIBIT A attached hereto.

     5.2 LIMITED PARTNER. The name, address, Capital Contribution and Percentage Interest of the Limited Partner is set forth on EXHIBIT A attached hereto.

     5.3 ADDITIONAL FINANCING.

         (a) The General Partner shall either (i) make a loan to the Partnership or (ii) cause the Partnership to enter into a borrowing transaction to obtain from a third party, such amount as the General Partner shall determine to be necessary for working capital; provided, however, that in no event shall the General Partner be obligated to loan more than $1,000,000 to the Partnership pursuant to this SUBSECTION 5.3(a).

         (b) In the event that the General Partner determines that additional financing is required by the Partnership for any other reason, the General Partner shall either (i) make a loan or loans to the Partnership or (ii) use reasonable efforts to cause the Partnership to enter into a borrowing transaction to obtain such amounts from third party financing. In no event shall the General Partner be obligated to make such a loan or loans to the Partnership pursuant to this SUBSECTION 5.3(b) in excess of $250,000.

         (c) If any such financing is provided by the General Partner or an affiliate of the General Partner pursuant to SECTION 5.3(a) or (b), the interest rate thereon shall not exceed the lesser of (i) the long-term cost of capital of the General Partner and its parent corporation or (ii) the "prime" rate announced by Wells Fargo Bank, NA, plus three percent (3%). Any such loans shall be repaid with interest prior to any distributions of Cash Flow (any partial payments being applied first to accrued and unpaid interest and then to outstanding principal).

     5.4 ADDITIONAL CAPITAL CONTRIBUTIONS. No Partner shall make any additional contribution of capital to the Partnership without the prior written consent of the other Partner. If so approved, the amount of any Partner's additional capital contribution shall be the amount of money and the Gross Asset Value of any other property contributed to the Partnership by the Partner.

     5.5 INTEREST. No Partner shall be entitled to receive any interest on such Partner's capital contribution.

                                   ARTICLE VI
           CAPITAL ACCOUNTS; ALLOCATIONS OF INCOME, PROFITS AND LOSSES

     6.1 CAPITAL ACCOUNTS. The General Partner shall establish and maintain a Capital Account for each Partner in accordance with the provisions set forth in the definition thereof. The initial balances of the Partners' respective Capital Accounts reflecting the capital contributions made as of the date hereof pursuant to ARTICLE V are set forth on EXHIBIT A attached hereto.

     6.2 WITHDRAWAL OF CAPITAL. Except as expressly provided by this Agreement, no Partner shall have the right to withdraw, reduce or demand the return of its capital contribution or to otherwise withdraw any capital, whether cash or property, from the Partnership.

     6.3 ALLOCATION OF PROFITS AND LOSSES.

         (a) Profits and Losses shall be allocated to the Partners in the following manner:

               (i)  Profits shall be allocated as follows:

               (A) first, to the Partners, pro rata in proportion to and to the extent of the excess of the cumulative losses allocated to each such Partner over the cumulative losses allocated to such Partner pursuant to this SECTION 6.3(a)(i)(A); and

               (B) thereafter, any remaining Profits shall be allocated to the Partners in accordance with their respective Interests.

               (ii) Losses shall be allocated as follows:

               (A) first, to the Partners pro rata and in proportion to and to the extent of the cumulative Profits allocated to each such Partner under SECTION 6.3(a)(i)(B); and

               (B) Thereafter, any remaining Losses shall be allocated to the General Partner.

         (b) The allocation of Profits and Losses in paragraph (a) is intended to have substantial economic effect within the meaning of Treas. Reg. Section 1.704-1(b)(2) or be in accordance with the Partners' interests in the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)(3). If subsequent events (including, but not limited to, nonrecourse borrowing by the Partnership) cause, in the reasonable opinion of the General Partner, the paragraph
(a) allocations to have neither substantial economic effect nor be in accordance with the Partners' interests in the Partnership, the General Partner may (i) allocate the income, gain, loss, deduction and credit of the Partnership so that such allocations are in accordance with the Partners' interests in the Partnership; or (ii) make such other modifications to this Agreement (including, but not limited to, the addition of a minimum gain chargeback, and other special allocation provisions specified in Treas.
Reg. Sections 1.704-2 or 1.704-1(b)) that are necessary to cause such allocations to have substantial economic effect within the meaning of Treas. Reg. Section 1.704-1(b)(2).

     6.4 SPECIAL ALLOCATIONS.

         (a) PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this ARTICLE VI, if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Fiscal Year, determined in accordance with Regulations Section 1.704-2(i)(3), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be allocated Partnership items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) equal to such Partner's share of the net decrease in Partner Minimum Gain. This SECTION 6.4(a) is intended to comply with Regulations Section 1.704-2(i) and shall be applied and interpreted consistently therewith.

         (b) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) and 1.704-2(k).

         (c) CASH FLOW DISTRIBUTIONS. To the extent permitted by Regulations Sections 1.704-2(h) and 1.704-2(i)(6), the Partners shall endeavor to treat distributions of Cash Flow as having been made from the proceeds of a Partner Nonrecourse Debt only to the extent that such distributions would not cause or increase an Adjusted Capital Account Deficit for any Partner.

         (d) QUALIFIED INCOME OFFSET. In the event that a Partner receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii) (d)(4), (5) and (6), then items of Partnership income and gain shall be specially allocated to the Partners in an amount and manner sufficient to eliminate, to the extent required by such regulations, any Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible; provided, however, that an allocation pursuant to this
SECTION 6.4(d) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this ARTICLE VI have been tentatively made as if this SECTION 6.4(d) were not in the Agreement.

         (e) To the extent that an adjustment to the adjusted tax basis of any asset of the Partnership, pursuant to Code Sections 734(b) or 743(b), is required to be taken into account in determining Capital Accounts or adjustments thereto under Regulations Section 1.704-

1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         (f) CURATIVE ALLOCATIONS. The allocations provided for in SECTIONS 6.4(a), (b), (d) and (e) above (collectively, the "REGULATORY ALLOCATIONS"), may not be consistent with the manner in which the Partners intend to divide Profits, Losses and similar items. In such case, to the extent possible, other items of Partnership income, gain, loss or deduction will be reallocated among the Partners (in the same Fiscal Year, and to the extent necessary, subsequent Fiscal Years) in a manner consistent with Regulations Sections 1.704-1(b) and 1.704-2 so as to prevent the Regulatory Allocations from distorting the manner in which Profits, Losses and other items are intended to be allocated among the Partners pursuant to SECTION 6.3. Notwithstanding the preceding sentence, Regulatory Allocations relating to Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt. Any allocations under this SECTION 6.4(f) shall take into account the effect of future Regulatory Allocations which are likely to offset other Regulatory Allocations that are or would be the subject of any allocation under this SECTION 6.4(f), such that the overall allocation of Profits, Losses and items of Partnership income, gain, loss or deduction are allocated in accordance with the way in which the Partnership intends to divide Profits, Losses and similar items.

         (g) If any portion of taxable gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("AFFECTED GAIN"), then (A) Partnership items of income and gain in an amount equal to such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Partnership items of income or gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes of this SECTION 6.4(g), in order to determine the proportionate allocations of depreciation and amortization deductions for each Fiscal Year or other applicable period, such deductions shall be deemed allocated on the same basis as for Profits and Losses and other Partnership items of income, gain, loss and deduction for such respective period.

     6.5 ALLOCATIONS IN CASE OF TRANSFERS OR ADMISSIONS. Profits and Losses allocable to any Interest that has been transferred during a Fiscal Year shall be allocated among the persons who are the holders of such Interest during such year in accordance with Code Section 706 using any convention permitted by law and selected by the General Partner. In the event Partners are admitted to the Partnership pursuant to this Agreement on different dates, the Profits or Losses allocated to the Partners for each Fiscal Year during which Partners are so admitted shall be allocated among the Partners in proportion to their respective Percentage Interests during such Fiscal Year in accordance with Code Section 706 using any convention permitted by law and selected by the General Partner.

     6.6 TAX ALLOCATIONS.

         (a) Except as provided otherwise in this ARTICLE VI, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall, for tax purposes, be divided among the Partners in the same proportions as they share Profits and Losses, as the case may be, for the Fiscal Year.

         (b) Section 704(c) Compliance. For federal income tax purposes, Partnership items of income, gain, loss, deduction and credit shall be allocated among the Partners in the manner which takes into account the difference between the adjusted basis to the Partnership of the interest in the property that each Partner is deemed to have contributed to the Partnership and the Gross Asset Value of such interest in such property at the time the property was contributed, in accordance with, and to the full extent required by, Code
Section 704(c) and Regulations Sections 1.704-1(b)(1)(vi), (d)(3), 1.704-3 and 1.704-3T, as the case may be.

In the event any Gross Asset Value is adjusted pursuant to the definition of Gross Asset Value set forth in ARTICLE I hereof, subsequent allocations of Profits and Losses with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder. For this purpose, each Partner shall be treated as contributing assets having an adjusted basis equal to the product of the adjusted basis of all Partnership assets on the date of such adjustment multiplied by such Partner's Percentage Interest on such date, and no additional variation shall be treated as occurring as a result of any scheduled cash capital contribution made pursuant to SECTION 5.1 hereof. Any elections or other decisions relating to allocations under this SECTION 6.6(b) including the selection of any allocation method permitted under Regulations Section 1.704-3 or Regulations Section 1.704-3T shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to SECTION 6.6(b) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Capital Account balance or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
ARTICLE VII
                           ACCOUNTING AND TAX MATTERS

     7.1 FISCAL AND TAX YEARS. The Partnership's Fiscal Year and tax year shall end on December 31.

     7.2 ACCOUNTING METHOD. The books of the Partnership (both tax and financial) shall be kept on an accrual basis.

     7.3 TAX MATTERS PARTNER. The General Partner shall be the Tax Matters Partner; provided, however, (i) in exercising its authority as Tax Matters Partner, the General Partner shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the Tax Matters Partner shall consult in good faith with the Limited Partner regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Partnership before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner to file an administrative adjustment request on its own behalf pursuant to Code Section 6227(a); (iii) the Tax Matters Partner shall consult in good faith with the Limited Partner regarding the filing of a petition for judicial review of an administrative adjustment request under Code Section 6228, or a petition for judicial review of a final partnership administrative judgment under Code Section 6226 relating to the Partnership before filing such petition; (iv) the Tax Matters Partner shall give prompt notice to the Limited Partner of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, the receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Code Section 6223, the receipt of written notice of the final partnership administrative adjustment relating to the Partnership pursuant to Code Section 6223, and the receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership;
and (v) the Tax Matters Partner shall promptly notify the Limited Partner if the Tax Matters Partner does not intend to file for judicial review with respect to the Partnership.

     7.4 TAX ELECTIONS. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion; provided, however, if requested by a transferee, the General Partner shall file an election on behalf of the Partnership pursuant to Code Section 754 to adjust the basis of the Partnership property in the case of a transfer of an Interest made in accordance with the provisions of this Agreement. The transferee of any Interest shall bear any costs associated with the Code Section 754 election and adjustment to the basis of Partnership property.

     7.5 TAX RETURNS. The General Partner shall prepare and file, or cause to be prepared and filed, all state and federal tax returns on a timely basis. A statement of the allocation of Profits or Losses and other items of income, gain, loss and deduction of the Partnership shown on the annual income tax returns prepared by the General Partner (or the accountants which it shall designate) shall be transmitted and delivered to the Partners within ten (10) days of the preparation or receipt thereof by the Partnership. The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of Partnership items of income, gain, loss, deduction and credit for federal income tax purpose, within the period of time prescribed by law. Each Partner must report consistently with such tax returns prepared for the Partnership pursuant to this Agreement.

     7.6 PARTNERSHIP CLASSIFICATION. Each Partner acknowledges that this Agreement creates a partnership for federal and state income tax purposes, and hereby agrees not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

     8.1 DETERMINATION OF CASH FLOW. Within ninety (90) days after the end of each calendar quarter other than the calendar quarter ending on December 31 of each year, and one hundred twenty (120) days after the end of the calendar quarter ending on December 31 of each year, the General Partner shall prepare and deliver to each Partner a statement of Cash Flow.

     8.2 AMOUNTS AND TIME OF DISTRIBUTION. Cash Flow shall be distributed by the General Partner to the Partners, pro rata in accordance with their respective Interests, at such time and in such amounts as the General Partner shall determine, but the Cash Flow for each Fiscal Year of the Partnership shall be distributed not less frequently than annually, within one hundred twenty (120) days following the end of the Partnership's Fiscal Year. The General Partner may, in its sole and absolute discretion, distribute Cash Flow more frequently.

                                   ARTICLE IX
                          MANAGEMENT OF THE PARTNERSHIP

     9.1 MANAGEMENT. Subject to any express limitations contained in this Agreement, the Partnership shall be managed exclusively by the General Partner and the General Partner shall be responsible for the management of the Partnership's business and shall have full, exclusive and complete power and discretion, without the need for consent or approval of any other Partner, to make all decisions and to do all things which it deems necessary or desirable on behalf of the Partnership, including all the powers permitted to a General Partner under the Act.

     9.2 LIMITATION ON POWERS. No Partner shall: (a) use the Partnership name or assets in any way except for the transaction of legitimate Partnership business or do any act in contravention of this Agreement; or (b) do any act which would make it impossible to carry on the business of the Partnership.

     9.3 NON-PARTICIPATION IN MANAGEMENT BY LIMITED PARTNERS. Except as otherwise specifically provided in this Agreement, no Limited Partner shall participate in the control or management of the business of the Partnership nor act for and on behalf of the Partnership in any manner whatsoever.

     9.4 EMPLOYEES AND OFFICERS. The Partnership shall have such agents and employees as the General Partner may deem appropriate and such employees may be designated by the General Partner as officers of the Partnership. Any management employee or any officer of the Partnership may be and remain an employee of the General Partner or an Affiliate of the General Partner. In such event, the General Partner or its Affiliate shall be responsible for all compensation and benefits ("EMPLOYEE COSTS") of such employee or officer, except that the Partnership shall reimburse the General Partner or its Affiliate a percentage of such Employee Costs determined by the General Partner in good faith. Such percentage is intended to represent the estimated percentage of the applicable employees' time which is devoted to services for the Partnership. The General Partner may fill any employee or officer vacancy or remove any employees or officers of the Partnership with or without cause.

     9.5 AUTHORITY OF THE GENERAL PARTNER. Except for such matters which by this Agreement specifically require approval by the Limited Partner, the General Partner shall manage the business and affairs of the Partnership and shall have the exclusive power and authority to make any and all decisions and to take any and all actions which the General Partner deems necessary or desirable to conduct the business of the Partnership. The General Partner shall have all powers, statutory or otherwise, possessed by or permitted to a general partner under the laws of the State of Iowa.

     9.6 COMPLIANCE WITH COMMISSION RULES. Each Partner agrees to comply with the laws of the State of Iowa and the rules of the Commission. Each Partner agrees to provide the other Partner notice of any noncompliance with the laws of the State of Iowa or the rules of the Commission, and work diligently and in good faith to bring such activities into compliance.

                                   ARTICLE X
                    LIMITATION OF LIABILITY; INDEMNIFICATION

     10.1 EXONERATION. The General Partner shall not have any liability to the Partnership or any Partner for any loss, damage, cost or expense, including, without limitation, any special, indirect, consequential or punitive damages of the Partnership or any Partner arising or allegedly arising out of the General Partner's management of the Partnership or the General Partner's acts or omissions in connection with its management of the Partnership; provided that this provision shall not apply if such loss, damage, cost or expense arises out of (i) an act of fraud, embezzlement or other serious criminal activity by the General Partner or (ii) willful misconduct by the General Partner.

     10.2 INDEMNIFICATION. The Partnership shall indemnify, and shall hold the General Partner and each of its officers, employees or Affiliates harmless against, to the full extent permitted by law, any loss, damage, cost or expense (including court costs and reasonable attorneys' fees) which the General Partner or any such officer, employee or Affiliate may sustain or incur by reason of any claim, demand, suit or recovery by any person or Entity (other than such Partner, officer, employee or an Affiliate of such Partner) arising or allegedly arising out of the business of the Partnership and, in the case of the General Partner, including the General Partner's management of the Partnership or the General Partner's acts or omissions in connection with its management of the Partnership and actions taken by the General Partner as Tax Matters Partner; provided that the General Partner or such officer, employee or Affiliate of the General Partner shall not be entitled to indemnification hereunder if such loss, damage, cost or expense arises out of (i) an act of fraud, embezzlement or serious criminal activity by the party seeking indemnification or (ii) willful misconduct by the party seeking indemnification.

     10.3 LEGAL EXPENSES. Expenses incurred by the General Partner or any of its Affiliates in defending any action, suit or proceeding of the nature described in SECTION 10.2 hereof shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the General Partner or such Affiliate to repay such amount if it shall ultimately be determined that such Partner or such Affiliate is not entitled to be indemnified by the Partnership as authorized in SECTION 10.2 hereof.

                                   ARTICLE XI
                        REIMBURSEMENT OF GENERAL PARTNER

     11.1 COMPENSATION AND EXPENSE REIMBURSEMENT OF PARTNERS.

         (a) Other than pursuant to the Management and Boat Lease Agreement or as provided in this SECTION 11.1, no payment will be required by the Partnership for the services of the General Partner, any other Partner or any member, employee, agent or partner of any Partner or an Affiliate thereof.

         (b) The General Partner and its Affiliates shall be reimbursed by the Partnership for (i) the reasonable out-of-pocket expenses directly related to the Partnership's business and incurred by the General Partner or its Affiliate on behalf of, and reasonably allocable to, the Partnership, including any legal, accounting, travel and other similar expenses reasonably incurred by the General Partner or its Affiliates in connection with the operation of the business of the Partnership, (ii) Employee Costs, as provided in SECTION 9.4 hereof, and
(iii) services provided by the General Partner and its Affiliates to the Partnership in the operation of its business. Such services which may be provided by the General Partner and its Affiliates pursuant to this SECTION 11.1(b) shall include, but not be limited to, accounting services, management information services, security services and public relation services.

         (c) Any reimbursement or other consideration to be paid by the Partnership to the General Partner pursuant to the terms of this Agreement shall not be in lieu of, and the Partnership shall be directly liable for, expenses incurred by the Partnership, or by the General Partner on behalf of the Partnership, for services rendered to the Partnership by unaffiliated third parties. Any such reimbursement or other consideration shall be at the General Partner's or such Affiliate's cost, without markup, and shall not include any allocation of overhead or profit.

                                  ARTICLE XII
                              FINANCIAL STATEMENTS

     12.1 AUDITS. The General Partner shall cause the Partnership, each year, at the Partnership's expense, to have its books, records and financial statements audited, and the General Partner shall use its best efforts to cause the Partnership to have such audit completed within ninety (90) days after the end of each fiscal year.

     12.2 FINANCIAL STATEMENTS. The General Partner shall use its best efforts to cause the Partnership to prepare and deliver to the Limited Partner an unaudited balance sheet and an unaudited operating statement as of the end of each quarter and an operating budget and cash flow projections for the Partnership for each fiscal year of the Partnership. Such operating statements shall compare the results of operations with the budgets for the then current fiscal year. The General Partner shall use its best efforts to cause the Partnership to deliver (i) the quarterly balance sheet and operating statements to the Limited Partner within sixty (60) days after the end of each quarter.

     12.3 PARTNERSHIP BOOKS. Proper and complete books of account of the Partnership shall be kept at the Partnership's principal place of business and shall be open to inspection by any Partner at reasonable times during business hours. Without limiting the foregoing, all federal, state and local tax returns of the Partnership shall be open to inspection by either Partner at reasonable times during business hours.

                                  ARTICLE XIII
                     RESTRICTIONS ON TRANSFERS OF INTERESTS

                  No Partner may Transfer all or any portion of its rights or Interest in the Partnership or withdraw or retire from the Partnership without the consent of the other Partner and any such attempted Transfer, withdrawal or retirement without the consent of the other Partner shall be null and void.

                                  ARTICLE XIV
                     NO WITHDRAWAL OR PARTITION BY A PARTNER

                  Each Partner agrees (a) to be bound by the terms, conditions and provisions of this Agreement; (b) not to withdraw as a Partner until the end of the term of the Partnership (except in connection with a Transfer permitted under this Agreement); and (c) not to take any action or fail to take any action that would cause dissolution or termination of the Partnership except as permitted pursuant to SECTION 15.1.

                                   ARTICLE XV
                                   DISSOLUTION

     15.1 DISSOLUTION. Upon the occurrence of any of the following events, the Partnership shall be dissolved and the business of the Partnership shall be wound up in accordance with the provisions of ARTICLE XVI:

         (a) Unanimous decision of all Partners to dissolve the Partnership;

         (b) December 31, 2014 (except as such date may be extended under this Agreement); and

         (c) Any Partner or any direct or indirect owner of a Partner becoming ineligible to hold a License.

                                  ARTICLE XVI
                          LIQUIDATION AND DISTRIBUTION

     16.1 LIQUIDATING PARTNER. Upon dissolution of the Partnership pursuant to SECTIONS 15.1, the General Partner shall be, or there is no General Partner, then such person as shall be designated by the Limited Partner shall be, the liquidating Partner (the "LIQUIDATING PARTNER").

     16.2 WINDING UP. The Liquidating Partner shall cause the Partnership to cease to engage in further business, except to the extent necessary to perform existing contracts, and shall wind up the affairs of the Partnership and liquidate its assets. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partners to minimize the losses normally attendant on a liquidation. During the course of liquidation, the provisions of this Agreement shall continue to bind the Partners and apply to the activities of the Partnership, except as expressly provided herein to the contrary.

     16.3 DISTRIBUTION FOLLOWING LIQUIDATION. Upon the completion of winding up and liquidation of the Partnership pursuant to SECTION 16.2 above, the Liquidating Partner shall distribute the proceeds of the Partnership in the following order of priority:

         (a) To the payment of all debts and liabilities of the Partnership other than:

                  (i) loans or advances that may have been made by any Partner to the Partnership; and

                  (ii) debts secured by liens on property sold pursuant to the liquidation subject thereto; provided that neither the Partnership nor any of the Partners is personally liable on, or is released from liability on, such debts;

         (b) To the payment of all expenses of liquidation;

         (c) To the setting up of any reserves which the Liquidating Partner may deem necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. Said reserves may be paid over by the Liquidating Partner to a bank or trust company acceptable to the Liquidating Partner to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned liabilities or obligations and, at the expiration of such period as the Liquidating Partner shall deem advisable, distributing the balance, if any, thereafter remaining, in the manner hereinafter provided;

         (d) To the repayment of any loans that may have been made by the Partners to the Partnership, in accordance with the order of priority established in any applicable Debt Documents or, if no priority is established, then pro rata, in accordance with the amounts outstanding thereunder; and

         (e) The balance, if any, to the Partners, in accordance with their respective positive Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

                                  ARTICLE XVII
              NO PARTNERSHIP OPPORTUNITY AND AFFILIATE TRANSACTIONS

     17.1 OTHER BUSINESS; PARTNERSHIP OPPORTUNITY.

         (a) No business opportunities other than those actually exploited by the Partnership pursuant to SECTION 2.3 shall be deemed the property of the Partnership and any Partner or its Affiliates may engage in or possess an interest in any other business venture, independently or with others, of any nature or description; and neither the other Partners nor the Partnership shall have any rights by virtue of this Agreement in and to such other business ventures or to the income or profits derived therefrom.

         (b) No Partner or any Affiliate of a Partner shall have any duty to communicate or offer to the Partnership or to any Partner or Affiliate of a Partner any Partnership Opportunity, and no Partner or Affiliate of a Partner shall be liable to the Partnership for breach of any fiduciary duty or duty of loyalty to the Partnership or its Partners by reason of the fact that it pursues or acquires a Partnership Opportunity for itself or directs a Partnership Opportunity to another person or entity.

     17.2 AFFILIATE TRANSACTIONS. The parties hereto acknowledge and agree that in the course of the General Partner performing its services as General Partner hereunder and its services as Manager under the Management and Boat Lease Agreement, the General Partner and its Affiliates may from time to time engage in transactions with the Partnership. The General Partner agrees that it shall act in good faith with respect to such transactions and the terms of such transactions shall be fair and equitable. In determining whether a particular transaction with the Partnership is in accordance with the terms of this paragraph, all aspects of such transaction and all facts and circumstances surrounding such transaction taken together (and if such transaction is one of a series of related transactions, including transactions pursuant to any pre-established contract or arrangement, then all of such related transactions, and the terms of such contract or arrangement) shall be taken into account.

                                 ARTICLE XVIII
                                 MISCELLANEOUS

     18.1 GOVERNING LAW. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of Iowa except with respect to matters of law concerning the internal affairs of any corporation, partnership or other entity which is a party to or the subject of this Agreement and as to those matters the law of the jurisdiction of incorporation or formation of such entity shall govern. The Partners agree and acknowledge that all terms and provisions hereof are subject to applicable law, including the statutes of the State of Iowa with respect to gaming and any rules and regulations promulgated by the Commission.

     18.2 EVENTS OF FORCE MAJEURE. Any Partner whose performance under this Agreement is prevented by an Event of Force Majeure shall give prompt notice of the Event of Force Majeure to the other Partner and shall thereafter use its best efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure. No Partner shall have any liability to the Partnership or any Partner for a breach of this Agreement resulting from an Event of Force Majeure.

     18.3 TITLE TO ASSETS; PARTITION. No real or other property of the Partnership shall be deemed owned by any Partner individually, but shall be owned by and title shall be vested solely in the Partnership. The Interest of each Partner shall constitute personal property. Each Partner hereby irrevocably waives, for the term of the Partnership, any and all right it may have to maintain an action for partition with respect to its undivided interest in the property or assets (real or personal) of the Partnership or to compel the sale thereof under any statute, common law or other means not provided for in this Agreement.

     18.4 HEADINGS. The table of contents and the headings of the several sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     18.5 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits hereto and thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby. Any supplement, modification or waiver of this Agreement shall be in writing and agreed to by all Partners. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     18.6 REMEDIES. The parties hereto acknowledge that the rights granted hereunder are unique and that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific enforcement issued by a court of competent jurisdiction and appropriate equitable relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     18.7 FURTHER ASSURANCES. Each of the parties hereto shall, at any time and from time to time after becoming a Partner, upon request of the other parties, take such further action and execute, acknowledge and deliver all such instruments of further assurance as may be necessary to carry out the provisions of this Agreement.

     18.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.9 NOTICES.

         (a) All notices required or permitted to be given hereunder shall be given by registered mail, in person (in writing), by telecopy or by telex and addressed as follows:

                   To Iowa Sub:

                   Argosy of Iowa, Inc.
                   c/o Argosy Gaming Company
                   219 Piasa Street
                   Alton, Illinois  62002
                   Attention: Chief Executive Officer or Chief Financial Officer

                   with a copy to:

                   Winston & Strawn
                   35 West Wacker Drive
                   Chicago, Illinois   60601
                   Attention:  Joseph A. Walsh, Jr.

                   to the Company:

                   Iowa Gaming Company
                   c/o Argosy Gaming Company
                   219 Piasa Street
                   Alton, Illinois  62002
                   Attention: Chief Executive Officer or Chief Financial Officer

                   with a copy to:

                   Winston & Strawn
                   35 West Wacker Drive
                   Chicago, Illinois   60601
                   Attention:  Joseph A. Walsh, Jr.

         (b) Either Partner may from time to time change its address for the purpose of notices to that Partner by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the Partner sought to be charged with its contents.

         (c) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section if delivered personally or by air courier, shall be effective upon delivery; and, if delivered by mail, shall be effective upon deposit in the United States mail, postage prepaid.

     18.10 CONFIDENTIALITY. The Limited Partner agrees that no press release, notice to any third party or other publicity regarding the Partnership and its operations shall be made except by or with the approval of the General Partner and as approved by the General Partner's SEC counsel.

     18.11 NO THIRD-PARTY BENEFICIARY. This Agreement is being entered into solely for the benefit of the parties hereto, and the parties do not intend that any other person shall be a third-party beneficiary of the representations, warranties, agreements or covenants made by any Partner contained in this Agreement.

     18.12 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     18.13 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer and assignment herein contained, the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, personal representatives, estates, heirs and legatees of the respective Partners.


                          [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                           IOWA GAMING COMPANY, the General Partner

                           By:     /s/ J.A. Gulbrandsen
                                   -------------------------------------------

                           Title:  Vice President
                                   -------------------------------------------


                           ARGOSY OF IOWA, INC., a Limited Partner

                           By:     /s/ J.A. Gulbrandsen
                                   -------------------------------------------

                           Title:  Vice President
                                   -------------------------------------------

                                    EXHIBIT A

                       CAPITAL CONTRIBUTIONS AND INTERESTS


                                                CAPITAL             PARTNERSHIP
GENERAL PARTNER                              CONTRIBUTIONS            INTEREST
---------------                              -------------          -----------
     Iowa Gaming Company               [Intentionally Omitted]           70%

LIMITED PARTNER
----------------
     Argosy of Iowa, Inc.              [Intentionally Omitted]           30%
                                                                         ---

                     TOTAL                                              100%
                                                                        ====
